                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                            Micro Therapeutics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            MICRO THERAPEUTICS, INC.
                                   2 GOODYEAR
                            IRVINE, CALIFORNIA 92618

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 25, 2000

TO THE STOCKHOLDERS OF MICRO THERAPEUTICS, INC.,

     A Special Meeting of Stockholders of Micro Therapeutics, Inc. (the "Company"), will be held at 2 Goodyear, Irvine, California 92618 on September 25, 2000, at 10:00 a.m., for the following purposes as more fully described in the accompanying Proxy Statement:

     (1) To consider and vote upon a proposal to amend the Company's 1996 Stock Incentive Plan (the "1996 Plan") to increase the number of shares issuable thereunder by 500,000 shares, bringing the total number of shares issuable thereunder to 2,500,000.

     (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on August 22, 2000 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                              By Order of the Board of Directors


                                              /s/ George Wallace
                                              ----------------------------------
                                              George Wallace
                                              Chief Executive Officer,
                                              President and Director

Irvine, California
August 29, 2000


YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                            MICRO THERAPEUTICS, INC.
                                   2 GOODYEAR
                            IRVINE, CALIFORNIA 92618

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Micro Therapeutics, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders ("Special Meeting") to be held on September 25, 2000, at 10:00 a.m., at 2 Goodyear, Irvine, California 92618. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about August 29, 2000. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

     Holders of shares of common stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the amendment of the 1996 Stock Incentive Plan.

                                VOTING SECURITIES

     The shares of Common Stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on August 22, 2000 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 9,952,758 shares of Common Stock outstanding and entitled to vote. No shares of the Company's preferred stock, $.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. With respect to any matter brought before the Special Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

                                  PROPOSAL ONE

AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES PURCHASABLE THEREUNDER FROM 2,000,000 TO 2,500,000 SHARES

INTRODUCTION

     Approval of the amendments to the 1996 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Special Meeting of stockholders and entitled to vote threat. Proxies solicited by management for which no specific direction is included will be voted FOR the amendment of the 1996 Plan to add 500,000 shares of Common Stock to the pool of shares reserved for issuance thereunder. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1996 PLAN.

DESCRIPTION OF THE 1996 PLAN

     The principal features of the 1996 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1996 Plan itself. Copies of the 1996 Plan can be obtained by writing to the Secretary, Micro Therapeutics Inc., 2 Goodyear, Irvine, California 92618.

1996 PLAN TERMS

     The Board of Directors adopted and the stockholders of the Company originally approved the 1996 Stock Incentive Plan (the "1996 Plan") in July 1996. The purpose of the 1996 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1996 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified deferred compensation plan under Section 401(a) of the Code.

     At the time of its adoption, the 1996 Plan authorized the sale of up to 600,000 shares of Common Stock. On May 29, 1998 the Board of Directors and stockholders amended the 1996 Plan to increase the authorized number of shares of Common Stock issuable thereunder by 500,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of Common Stock subject to the 1996 Plan to 1,100,000. On May 27, 1999, the Board of Directors and the stockholders amended the 1996 Plan to increase the authorized number of shares of Common Stock issuable thereunder by 900,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of Common Stock subject to the 1996 Plan to 2,000,000.

     Incentive Options. Officers and other key employees of the Company or of any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (an "Affiliated Company") (including directors if they also are employees of the Company or an Affiliated Company), as may be determined by the Administrator, who qualify for incentive stock options under the applicable provisions of the Code, will be eligible for selection to receive incentive options under the 1996 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares if the Administrator so determines. No incentive stock options may be granted to an optionee under the 1996 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 1996 Plan of the Company and its affiliates exceeds $100,000.

     Nonqualified Options or Restricted Shares. Officers and other key employees of the Company or of an Affiliated Company, any member of the Board, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company will be eligible to receive nonqualified options or restricted shares under the 1996 Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares if the Administrator so determines.

     In no event may any individual be granted options under the 1996 Plan pursuant to which the aggregate number of shares that may be acquired thereunder during any calendar year exceeds 100,000 shares. As of August 22, 2000, approximately 84 persons were participating in the 1996 Plan.

     The 1996 Plan may be administered by either the Board of Directors or a committee appointed by the Board (the "Committee"). The Board has delegated administration of the 1996 Plan to the Compensation Committee, which is comprised of three non-employee directors, all of whom are eligible to participate in the 1996 Plan. Subject to the provisions of the 1996 Plan, the Committee has full authority to implement, administer and make all determinations necessary under the 1996 Plan. See "Directors' Fees" regarding the annual grant of options to non-employee directors.

     The exercise price of incentive stock options must at least be equal to the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Nonqualified options shall have an exercise price of not less than 85% of the fair market value of a share of Common Stock on the date such option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). The exercise price of all options granted under the Plan to non-employee directors shall be 100% of the fair market value of the Common Stock on the date of grant, and all such options shall have a term of 10 years. Payment of the exercise price may be made in cash, by delivery of shares of the Company's Common Stock or, potentially, through the delivery of a promissory note. The Compensation Committee has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding Common Stock). Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

     The Board may from time to time alter, amend, suspend or terminate the 1996 Plan in such respects as the Board may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 1996 Plan will terminate on August 1, 2006.

NEW PLAN BENEFITS

     The Company believes that the benefits or amounts that have been received or will be received by any participant under the 1996 Plan cannot be determined.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF 1996 PLAN

     The following is a summary of certain federal income tax consequences of participation in the 1996 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 1996 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

     Incentive Options. No taxable income will be recognized by an optionee under the 1996 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee's death) before the expiration of either of the one-year or two-year periods described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an incentive option.

     The exercise of an incentive option may result in items of "tax preference" for purposes of the "alternative minimum tax." Alternative minimum tax is imposed on an individual's income only if the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

     Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

     Restricted Stock. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

     If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

TAX WITHHOLDING

     Under the 1996 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1996 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation earned during the three fiscal years ended December 31, 1997, 1998 and 1999 by the Company's Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus during 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                           ANNUAL COMPENSATION           COMPENSATION
                                                           ---------------------         ------------
                                                                                            AWARDS
                                                                                         ------------
                                                                                          SECURITIES
                                                                           BONUS          UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR       SALARY($)        ($)            OPTIONS(#)       COMP.(1)
---------------------------                     ----       ---------       -----         ------------      ---------
George Wallace                                  1999        211,000        40,000           18,813
   Chief Executive Officer and President        1998        196,200                         30,000
                                                1997        173,333        25,000           25,000

Harold Hurwitz                                  1999        145,800        20,000           13,125
   Chief Financial Officer                      1998        135,000                         15,000
                                                1997         11,250                         50,000

William McLain                                  1999        139,150        22,000           13,125
   Vice President - Operations                  1998        125,125                         15,000
                                                1997        107,917                         21,000

Earl Slee (2)                                   1999        151,525         8,000
                                                1998        176,533(3)

Kevin Daly (4)                                  1999        107,154        15,000           73,125
   Vice President - Regulatory &                1998             --            --               --
   Clinical Affairs                             1997             --            --               --

----------------

(1) Does not reflect certain personal benefits, which in the aggregate are less than 10% of each Named Executive Officer's salary and bonus.

(2)  Mr. Slee was hired on April 6, 1998.

(3) Includes $69,430 in additional compensation in connection reimbursement for relocation expenses.

(4)  Mr. Daly was hired on March 29, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     OPTION MATTERS

     Option Grants. The following table sets forth certain information concerning grants of options to each of the Company's Named Executive Officers during the fiscal year ended December 31, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                               (INDIVIDUAL GRANTS)

                               NUMBER OF              % OF TOTAL
                               SECURITIES               OPTIONS
                               UNDERLYING              GRANTED TO                 EXERCISE
                                 OPTIONS              EMPLOYEES IN                  PRICE               EXPIRATION
      NAME                     GRANTED(#)            FISCAL YEAR(1)               ($/SHARE)                DATE
---------------               -----------            --------------               ---------             ----------
George Wallace                   18,813                   4.30%                     $7.750                2/23/09
Harold Hurwitz                   13,125                   3.00%                     $7.750                2/23/09
William McLain                   13,125                   3.00%                     $7.750                2/23/09
Earl Slee                        13,125                   3.00%                     $7.750                2/23/09
Kevin Daly                       73,125                  16.71%                     $6.500                4/29/09

(1) Options to purchase an aggregate of 437,624 shares of Common Stock were granted to employees, including the Named Executive Officers during the fiscal year ended December 31, 1999.

                      OPTION EXERCISES IN LAST FISCAL YEAR

                               (INDIVIDUAL GRANTS)

                               NUMBER OF
                               SECURITIES
                               UNDERLYING                                        EXERCISE
                                 OPTIONS                                           PRICE              EXERCISE
          NAME                EXERCISED(#)             REALIZED VALUE($)         ($/SHARE)              DATE
--------------------          ------------             ----------------          ---------            ---------
George Wallace                  24,375                    $177,645                 $0.462              3/17/99
                                15,080                      67,860                 $5.250             10/25/99
                                 1,625                      15,093                 $0.462             10/25/99
William McLain                  29,250                     127,676                 $5.385             10/25/99
                                10,675                      48,038                 $5.250             10/25/99

         The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1999. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company's Common Stock ($7.6875 per share).

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                              NUMBER OF SECURITIES                     VALUE OF UNEXERCISED
                                         UNDERLYING UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                                             AT FISCAL YEAR END(#)                     AT FISCAL YEAR END($)
                                        --------------------------------         ---------------------------------
      NAME                              EXERCISABLE        UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE
------------------                      -----------        -------------         -----------         -------------
George Wallace                            21,060               37,673              $ 3,803              $20,378
Harold Hurwitz                            24,984               25,016               48,407               48,469
William McLain                             3,742               16,333                8,792               38,814
Earl Slee                                 39,289               58,836                   --                   --
Kevin Daly                                10,000               63,125               11,875               74,961

EMPLOYMENT AGREEMENTS

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company entered into an employment agreement with Mr. Slee, effective April 6, 1998, for a term expiring September 6, 2000, pursuant to which he will serve as Vice President Research and Development. The employment agreement provides for a base salary of One Hundred Forty-Five Thousand Dollars ($145,000) per year with annual raises to be determined by the Company. Mr. Slee is also eligible to participate in incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Slee's employment agreement provides for a severance benefit of One Hundred Fifty Thousand Dollars ($150,000) if he is terminated without cause within the first twelve months of his employment and such termination occurs within six months of a change in control. The severance benefit is in addition to his current base salary accrued through date of termination.

DIRECTORS' FEES

     The Company's directors have not been previously paid cash compensation for their services on the Company's Board of Directors. However, in the future, all non-employee directors will be compensated in the amount of $2,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended. Additionally, all directors will continue to be reimbursed for certain expenses incurred for meetings of the Board of Directors which they attended. At the discretion of the Board of Directors, each non-employee director will be granted options under the Company's 1996 Stock Incentive Plan. Currently, each non-employee director shall receive an initial grant of 16,000 shares, vesting 25% immediately and the remaining 75% over the following three years, plus an annual grant of 4,000 shares upon each reelection, vesting 25% immediately and the remaining 75% over the following three years. In fiscal year 1999, Mr. Montgomery, Mr. Allen, Ms. Hutton and Mr. Blickenstaff were each granted options to purchase 2,000 shares. Mr. Fitzsimmons was granted 8,000 shares in January of 2000, and Mr. Montgomery, Mr. Allen, Ms. Hutton, Mr. Blickenstaff and Mr. Fitzsimmons were each granted options to purchase 2,000 shares in May 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1999, the Company's Board of Directors, based upon the recommendations of the Compensation Committee, established the levels of compensation for the Company's executive officers, provided, however, Mr. Slee has an employment agreement with the Company and his compensation is determined in accordance with the terms and conditions of such agreement.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of August 22, 2000 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table (see "Executive Compensation") and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information as of August 22, 2000 regarding the beneficial ownership of the Company's Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                       AMOUNT AND NATURE OF
                                                            BENEFICIAL                   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                   OWNERSHIP(2)                  OF CLASS
----------------------------------------               --------------------              --------
Mayfield VII(3)                                               1,031,108                   10.36%
Mayfield VII Management Partners
Mayfield Associates Fund II
Yogen K. Dalal
F. Gibson Myers, Jr.
Kevin A. Fong
William D. Unger
Wendell G. Van Auken
Michael J. Levinthal
A. Grant Heidrich, III
         2800 Sand Hill Road
         Suite 250
         Menlo Park, California 94025

Abbott Laboratories                                           1,212,628                   12.18%
         100 Abbott Park Road
         Abbott Park, IL 60064-3500

Guidant Corporation(4)                                          535,442                    5.13%
         111 Monument Circle, 29th Floor
         Indianapolis, Indiana  46204

                                                         AMOUNT AND NATURE OF
                                                              BENEFICIAL                  PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                     OWNERSHIP(2)                 OF CLASS
----------------------------------------                 --------------------             --------
George Wallace(5)                                               376,126                    3.76%

Dick Allen(6)                                                    70,930                       *

Wende Hutton(7)                                                  11,000                       *

Kim Blickenstaff(8)                                              11,000                       *

William McLain(9)                                                81,576                       *

Harold Hurwitz(10)                                               64,672                       *

Kevin Daly(11)                                                   43,985                       *

W. James Fitzsimmons(12)                                          2,500                       *

Pequot Capital Management, Inc.(13)                           1,369,000                   13.76%

Earl Slee(14)                                                    72,029                       *

 All executive officers and                                     718,715                    7.03%
   directors as a group (9 persons)(15)

---------------------

*Less than 1%

(1) Unless otherwise indicated, the business address of each stockholder is c/o Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of August 22, 2000, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Based on information set forth in a Schedule 13G, filed with the Securities and Exchange Commission on February 17, 1998. Includes (i) 987,854 shares owned by Mayfield VII of which Mayfield VII Management Partners is the sole General Partner and (ii) 43,254 shares owned by Mayfield Associates Fund
     II. The individuals listed above are General Partners of Mayfield VII Management Partners and are General Partners of Mayfield Associates Fund
     II. Such individuals may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield VII and Mayfield Associates Fund II but disclaim such beneficial ownership.

(4) Based on information set forth in a Schedule 13G, filed with the Securities and Exchange Commission on June 9, 1998. Includes 487,805 shares which may be acquired pursuant to conversion of the Convertible Subordinated Note Agreement, dated November 17, 1997, by and between the Company and Guidant Corporation.

(5) Includes 46,473 shares subject to options exercisable within 60 days of August 22, 2000. Also includes 6,000 shares held by Mr. Wallace as custodian for his three daughters who were given shares pursuant to the Uniform Gift to Minors Act, and 2,000 shares held in trust for Mr. Wallace's mother. Mr. Wallace disclaims beneficial ownership of the shares held in trust for his mother.

(6) Includes 11,000 shares subject to options exercisable within 60 days of August 22, 2000. Also includes 7,800 shares owned by the Allen Investment Partnership, of which Mr. Allen is the managing partner; 37,130 shares owned by DIMA Ventures, Incorporated; 1,000 shares owned by the Brett Richard Allen Trust; and 1,000 shares owned by Jennifer Lee Allen Trust. Mr. Allen disclaims beneficial ownership of the shares owned by The Allen Investment Partnership, except to the extent of his pecuniary interest therein and disclaims beneficial ownership of the 2,000 shares held in the two trusts names above.

(7) Includes 11,000 shares subject to options exercisable within 60 days of August 22, 2000. Ms. Hutton is a general partner in Mayfield VIII Management Partners, the general partner of Mayfield VIII, but is not a general partner of Mayfield VII Management Partners, Mayfield VII or Mayfield Associates Fund II.

(8) Consists of 11,000 shares subject to options exercisable within 60 days of August 22, 2000.

(9) Includes 41,104 shares subject to options exercisable within 60 days of August 22, 2000.

(10) Includes 62,546 subject to options exercisable within 60 days of August 22, 2000.

(11) Includes 39,125 shares subject to options exercisable within 60 days of August 22, 2000 and 240 shares held in a 401(k) retirement account in the name of Mr. Daly's wife. Mr. Daly disclaims beneficial ownership of the shares held by his wife.

(12) Includes 2,500 shares subject to options exercisable within 60 days of August 22, 2000.

(13) Based on information set forth in a Schedule 13G/A, filed with the Securities and Exchange Commission on April 4, 2000. Includes 800,000 shares of common stock owned by Pequot Private Equity Fund II LP, of which Pequot Capital Management, Inc. is the beneficial owner.

(14) Includes 70,619 shares subject to options exercisable within 60 days of August 22, 2000.

(15) Includes directors' and executive officers' shares, including shares subject to options exercisable within 60 days of August 22, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock were made with respect to the Company's fiscal year ended December 31, 1999.

                              STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the 2001 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 1, 2001 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                  OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

     Officers and directors of the Company are eligible under the 1996 Plan, and have a substantial direct interest in the approval of the amendment to the 1996 Plan.

                                             By Order of the Board of Directors


                                             /s/ George Wallace
                                             -----------------------------------
                                             George Wallace
                                             Chief Executive Officer,
                                             President and Director


Irvine, California
August 29, 2000

PROXY                       MICRO THERAPEUTICS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
           SPECIAL MEETING OF THE STOCKHOLDERS -- SEPTEMBER 25, 2000

    The undersigned hereby nominates, constitutes and appoints George Wallace and Harold Hurwitz, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of MICRO THERAPEUTICS, INC. which the undersigned is entitled to represent and vote at Special Meeting of Stockholders of the Company to be held at 2 Goodyear, Irvine, California 92618 on September 25, 2000, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

                  THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1.

1. AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT THERETO BY 500,000 TO A TOTAL OF 2,500,000.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

2. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE AMENDMENT TO THE 1996 PLAN.

                                                       Date            , 2000

                                                       -------------------------
                                                             (Signature of
                                                             stockholder)

                                                       Please sign your name
                                                       exactly as it appears
                                                       hereon. Executors,
                                                       administrators,
                                                       guardians, officers of
                                                       corporations and others
                                                       signing in a fiduciary
                                                       capacity should state
                                                       their full titles as
                                                       such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN
         THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.